EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan of Rocket Companies, Inc. of our report dated March 3, 2025, with respect to the consolidated financial statements of Rocket Companies, Inc., and the effectiveness of internal control over financial reporting of Rocket Companies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

October 1, 2025